                                                                      Exhibit 4E

                    CERTIFICATE OF DESIGNATION, PREFERENCES
                             AND RIGHTS OF SERIES D
                          CONVERTIBLE PREFERRED STOCK
                                       OF
                         NOBEL EDUCATION DYNAMICS, INC.

          Nobel Education Dynamics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     A. That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, at a duly convened meeting of the Board held on August 22, 1995, adopted a resolution providing for the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Series D Convertible Preferred Stock, which resolution is as follows:

          WHEREAS, the Certificate of Incorporation of this Corporation provides for two classes of shares known as Common Stock and Preferred Stock; and

          WHEREAS, the Board of Directors of this Corporation is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to, and hereby does, designate a Series D Convertible Preferred Stock and fixes and determines the preferences, rights, qualifications, limitations and restrictions relating to the Series D Convertible Preferred Stock as follows:

          1.   Designation.  The shares of such series of Preferred Stock shall
               -----------
be designated as "Series D Convertible Preferred Stock" (referred to herein as the "Series D Convertible Preferred Stock").

          2.   Authorized Number.  The number of shares constituting Series D
               -----------------
Convertible Preferred Stock shall be 1,063,830.

          3.   Dividends.  Holders of shares of Series D Convertible Preferred
               ---------
Stock shall not be entitled to dividends, except as provided below. If a dividend on the Common Stock is declared by the Board of Directors, the Board of Directors shall simultaneously declare a dividend on the Series D Convertible Preferred Stock in an amount per share equal

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to (a) the product of (i) the dividend per share of Common Stock, multiplied by
(ii) the number of shares of Common Stock into which all of the outstanding Series D Convertible Preferred Stock could then be converted, divided by (b) the number of Series D Convertible Preferred Stock then outstanding, and rounded to the nearest cent, each such determination to be made as of the record date for the determination of the dividend. The term "dividend," when used in this
Section 3, shall refer to any dividend which is not as stock dividend described in Section 8(d) hereof.

          4.   Liquidation.  Upon any liquidation, dissolution or winding up of
               -----------
the Corporation, whether voluntary or involuntary, the holders of the shares of Series D Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or any other class or series of stock ranking junior to the Series D Convertible Preferred Stock as to distribution of assets upon liquidation, to be paid an amount equal to $1.88 per share plus an amount equal to all unpaid dividends, without interest, which have been declared on such outstanding shares of Series D Convertible Preferred Stock prior to the date of the liquidation payment, such amounts being sometimes referred to as the "Liquidation Payments", and the holders of Series D Convertible Preferred Stock shall not be entitled to any further payment. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series D Convertible Preferred Stock of the Corporation and any other class or series of stock ranking equal to the Series D Convertible Preferred Stock as to distribution of assets upon liquidation shall be insufficient to permit payment to the holders of Series D Convertible Preferred Stock of the entire amount of the Liquidation Payment, then the entire assets of the Corporation available for distribution to the stockholders shall be distributed ratably among the holders of Series D Convertible Preferred Stock and any other class or series of stock ranking equal to the Series D Convertible Preferred Stock as to distribution of assets upon liquidation in accordance with the sums that would be payable on such distribution if all sums payable thereon to holders of all shares of such series were paid in full. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series D Convertible Preferred Stock and any other class or series of stock ranking equal to the Series D Convertible Preferred Stock as to distribution of assets upon liquidation shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Common Stock and any other class or series of stock ranking junior to the Series D Convertible Preferred Stock as to the distribution of assets upon liquidation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payment and the place where said Liquidation Payment shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Series D Convertible Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation. A consolidation or merger of the Corporation into or with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 4.

          The Corporation's Series D Convertible Preferred Stock shall rank equal to its Series A Convertible Preferred Stock, and Series C Convertible Preferred Stock with respect

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to payment upon liquidation.

          5.   Optional Conversion.  Any or all of the shares of Series D
               -------------------
Convertible Preferred Stock shall be convertible at any time and from time to time until 5:00 p.m., Washington D.C. time, on August 31, 2003 (the "Expiration Date")(provided however, that such Expiration Date shall not apply, and the shares of Series D Convertible Preferred Stock shall continue to be convertible, in the event of an Act of Bankruptcy, as defined in that certain Investment Agreement dated on or about August 30, 1995 (the "Investment Agreement"), of the Corporation or in the event of a payment default under the Investment Agreement) at the option of each holder of record thereof, into fully paid and nonassessable shares of Common Stock of the Corporation upon surrender to the Corporation of the certificate or certificates representing the Series D Convertible Preferred Stock to be converted; and, upon receipt by the Corporation of such surrendered certificate or certificates with any appropriate endorsement thereon as may be prescribed by the Board of Directors, such holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock into which such shares of Series D Convertible Preferred Stock are convertible. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. The basis for such conversion shall be the "conversion rate" in effect at the time of conversion, which for the purposes hereof shall mean the number of shares of Common Stock issuable for each share of Series D Convertible Preferred Stock surrendered for conversion. Initially, the conversion rate shall be 1, i.e., 1 share of Common Stock for
                                           ----
each share of Series D Convertible Preferred Stock being converted; and such conversion rate shall be subject to adjustment as provided in Section 8 below. In connection with effecting any transfer to the Corporation for cancellation of any Series D Convertible Preferred Stock upon conversion of the same into Common Stock, if any fractional interest in a share of Common Stock would be deliverable upon such conversion of Series D Convertible Preferred Stock, the Corporation shall pay in lieu of such fractional share an amount equal to the "conversion price" (as defined in the following sentence) of such fractional share (computed to the nearest one thousandth of a share) in effect at the close of business on the date of conversion. As used herein, the term "conversion price" shall be an amount computed by dividing $1.88 by the conversion rate then in effect. Initially, the conversion price shall be $1.88 per share. The Board of Directors of the Corporation shall at all times reserve a sufficient number of authorized but unissued shares of Common Stock, which shall be issued only in satisfaction of the conversion rights and privileges aforesaid.

          6.   Issue Taxes.  The Corporation shall pay all issue taxes, if any,
               -----------
incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or

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the transfer agent for the Series D Convertible Preferred Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

          7.   [Intentionally omitted]

          8.   Adjustment of Conversion Price and Conversion Rate.  The number
               --------------------------------------------------
and kind of securities issuable upon the conversion of the Series D Convertible Preferred Stock, the conversion price and the conversion rate shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (a)  Reorganization, Reclassification.  In the event of a
                    --------------------------------
reorganization, share exchange, or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value or a transaction described in subsection (b) or (c) below, each share of Series D Convertible Preferred Stock shall, after such reorganization, share exchange or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Corporation to which the holder of Series D Convertible Preferred Stock would have been entitled if the holder had held the Common Stock issuable upon conversion of his Series D Convertible Preferred Stock immediately prior to such reorganization, share exchange, or reclassification.

               (b)  Consolidation, Merger.  In the event of a merger or
                    ---------------------
consolidation to which the Corporation is a party, each share of Series D Convertible Preferred Stock shall, after such merger or consolidation, be convertible into the kind and number of shares of stock and/or other securities, cash or other property to which the holder of such share of Series D Convertible Preferred Stock would have been entitled if the holder had held the Common Stock issuable upon conversion of his share of Series D Convertible Preferred Stock immediately prior to such consolidation or merger.

               (c)  Subdivision or Combination of Shares.  In case outstanding
                    ------------------------------------
shares of Common Stock shall be subdivided or combined, the conversion price shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier, or shall be proportionately increased, in case of combination of such shares, as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

               (d)  Stock Dividends.  In case shares of Common Stock are issued
                    ---------------
as a dividend or other distribution on the Common Stock, then the conversion price shall be adjusted, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the conversion price in effect immediately prior to such payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately

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prior to such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or other distribution.


          (e)  Issuance of Additional Shares of Common Stock.  If the
               ---------------------------------------------
Corporation shall issue any Additional Shares of Common Stock (as defined herein and other than as provided in the foregoing subsections (a) through (d)) for a consideration per share less than the conversion price in effect on the date of and immediately prior to such issue, then and in such event, such conversion price shall be reduced, concurrently with such issue, to a price equal to the quotient obtained by dividing:

               (i) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the conversion price in effect immediately prior to such issuance or sale, plus (y) the consideration, if any, received or deemed to be received by the Corporation upon such issuance or sale, by

               (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

For purposes of this formula, all shares of Common Stock issuable upon the exercise of outstanding warrants, options or other rights described in paragraph
(f) below or issuable upon the conversion of the Corporation's outstanding Series A, Series C and Series D Preferred Stock and any other convertible securities, shall be deemed outstanding shares of Common Stock.

No adjustment of the conversion price shall be made under this subsection 8(e) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any such adjustments shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) pursuant to subsections 8(f) or 8(g) hereof.

          (f)  Issuance of Warrants, Options or Other Rights.  If the
               ---------------------------------------------
Corporation at any time shall issue any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock and the price per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the conversion price per share in effect immediately prior to such issuance, then upon such issuance the conversion price shall be adjusted as provided in subsection 8(e) hereof on the basis that the aggregate consideration for the Additional Shares of Common Stock issuable pursuant to such warrants, options or other rights, shall be deemed to be the consideration received by the Corporation for the issuance of such warrants, options, or other rights plus the minimum consideration to be received by the Corporation for the issuance of Additional Shares of Common Stock pursuant

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to such warrants, options, or other rights.

          (g)  Issuance of Convertible Securities.  In case the Corporation
               ----------------------------------
shall issue any securities convertible into Common Stock and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less than the conversion price per share in effect immediately prior to such issuance, then upon such issuance the conversion price shall be adjusted as provided in subsection 8(e) hereof on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued as of the date of issuance of such convertible securities, and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received by the Corporation for the issuance of such convertible securities plus the minimum consideration received by the Corporation for the issuance of such Additional Shares of Common Stock pursuant to the terms of such convertible securities. No adjustment of the conversion price shall be made under this subsection upon the issuance of any convertible securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to subsection 8(f) hereof.

          (h)  Adjustment of Conversion Rate.  Upon each adjustment of the
               -----------------------------
conversion price under the provisions of this Section 8, the conversion rate shall be adjusted to an amount determined by dividing $1.88 by such adjusted conversion price.

          (i)  Other Provisions Applicable to Adjustments Under this Section.
               -------------------------------------------------------------
The following provisions will be applicable to the making of adjustments in conversion price hereinabove provided in this Section 8:

               (i)  Computation of Consideration.  To the extent that any
                    -----------------------------
     Additional Shares of Common Stock or any convertible securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any convertible securities shall be issued for a cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Common Stock or convertible securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock or convertible securities are sold to underwriters or dealers for public offering without a subscription offering, or through underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Corporation's board of directors. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants, options or other rights, plus the additional consideration payable to the Corporation upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any convertible securities shall be the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such convertible securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange of such convertible securities. In case of the issuance at any time of any Additional Shares of Common Stock or convertible securities in payment or satisfaction of any dividend upon any class of stock preferred as to dividends in a fixed amount, the Corporation shall be deemed to have received for such Additional Shares of Common Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied.

               (ii)   Readjustment of Conversion Price.  Upon the expiration of
                      --------------------------------
     the right to convert or exchange any convertible securities, or upon the expiration of any rights, options or warrants, without conversion, exchange or exercise, the issuance of which convertible securities, rights, options or warrants effected an adjustment in the conversion price, such conversion price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the conversion price made pursuant to the provisions of this Section 8 after the issuance of such convertible securities, rights, options or warrants) had the adjustment of the conversion price made upon the issuance or sale of such convertible securities or issuance of rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such convertible securities, or upon the exercise of such rights, options or warrants, and thereupon only the number of Additional Shares of Common Stock actually so issued, if any, shall be deemed to have been issued and only the consideration actually received by the Corporation (computed as set forth in subsection (i) hereof) shall be deemed to have been received by the Corporation. If the purchase price provided for in any rights, options or warrants, or the additional consideration (if any) payable upon the conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for shares of Common Stock changes at any time (other than under or by reason of provisions designed to protect against dilution), the conversion price in effect at the time of the change shall be adjusted to the conversion price that would have been in effect at such time had such rights, options, warrants or convertible securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

               (iii)  Treasury Shares.  The number of shares of Common Stock at
                      ---------------
     any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the accounts of the Corporation.

               (iv) Other Action Affecting Common Stock.  In case the
                    -----------------------------------

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     Corporation shall take any action affecting the outstanding number of shares of Common Stock, other than an action described in any of the foregoing subsections 8(a) to 8(g) hereof, inclusive, which in the opinion of the Corporation's board of directors would have a materially adverse effect upon the rights of the holders of the Series D Convertible Preferred Stock, the conversion price shall be adjusted in such manner and at such time as the board of directors on the advice of the Corporation's independent public accountants may in good faith determine to be equitable in the circumstances.

                    (v)  Certain Definitions.  For purposes of this Section 8:
                         -------------------

                         a) The term "Common Stock" shall be deemed to mean (i) the Common Stock, $.001 par value, and (ii) the stock of the Corporation of any other class, or series within such a class, whether now or hereafter authorized, which is not convertible or exercisable into or for Common Stock, $.001 par value, and has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage.

                         b) The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the initial issuance of the Series D Convertible Preferred Stock, except:

                               (i)    shares of Common Stock issuable upon
          conversion of the Series D Convertible Preferred Stock, the Series C Convertible Preferred Stock or the Series A Convertible Preferred Stock;

                               (ii) shares of Common Stock, warrants, options and other rights to purchase shares of Common Stock and securities convertible into shares of Common Stock, issued to officers, directors and employees of, and consultants to, the Corporation as compensation for bona fide services provided to the Corporation by such persons;

                               (iii)  shares of Common Stock issuable upon
          exercise of warrants issued on or outstanding on the original issue date of the Series D Convertible Preferred Stock; and

                               (iv) shares of Common Stock to be issued to the stockholders of Educo, Inc.

               No reduction of the conversion price shall be made if the amount of any such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereof shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

                             (j)  Special Adjustment.   In the event that on
                                  ------------------
the seventh anniversary date (the "Determination Date") of the original issue date of the Series D Convertible Preferred Stock, the Fair Market Value (as defined below) of a share of Common Stock is less than the conversion price per share, the Corporation shall adjust the conversion price to equal the Fair Market Value of a share of Common Stock. This provision shall not affect the conversion price and conversion rate applied to any conversions of the Series D Convertible Preferred Stock prior to the Determination Date.

                                  "Fair Market Value" of a share of Common
Stock as of the Determination date shall mean:

                                  (i)    If the Corporation's Common Stock is
traded on an exchange or is quoted on The Nasdaq National Market, then the average of the sale prices reported for the 20 business days immediately preceding the Determination Date.

                                  (ii)   If the Corporation's Common Stock is
not traded on an exchange or on The Nasdaq National Market but is traded in the over-the-counter market, then the average of the means of the closing bid and asked prices reported for the 20 business days immediately preceding the Determination Date.

                                  (iii)  If the Corporation's Common Stock is
not publicly traded, then the Appraised Fair Market Value, pursuant to subparagraph (iv) below.

                                  (iv)   Appraised Fair Market Value. The
"Appraised Fair Market Value" shall be determined by the following method:

                                         (A)  If the Corporation and the holders
of shares of Series D Convertible Preferred Stock agree on the selection of an appraiser, such appraiser shall determine a value, and such value shall be the Appraised Value;

                                         (B)  If the Corporation and the holders
shall not agree on the selection of an appraiser within 10 days, each of the Company and the holders, as a group, shall select an appraiser who shall each determine a value;

                                         (C)  If the values determined by such
two appraisers are the same (or the lower value determined by an appraiser is within one percent of the value determined by the other), then such value (or the average of such two values) shall be the Appraised Fair Market Value;

                                         (D)  If the foregoing two appraisals
are not the same and the lower value determined by an appraiser differs by more than one percent of the value determined by the other, then the appraisers shall together select a third appraiser to determine a value;

                                         (E)  If the determination of the third
appraiser
is greater than the largest of the first two appraisals or less than the smallest of the first two appraisals, then the average of the first two appraisals shall be the Appraised Fair Market Value; and

                                         (F)  If the determination of the third
appraiser is between the first two appraisals, then the average of the third appraisal and the closest of the first two appraisals shall be the Appraised Fair Market Value.

Each party shall pay the fees and costs of the appraiser it selects, and the fees and costs of the third appraiser, if any, shall be paid equally by Company and the holders.


                               (k)  Notices of Adjustments.    Whenever the
                                    ----------------------
conversion rate and conversion price is adjusted as herein provided, an officer of the Corporation shall compute the adjusted conversion rate and conversion price in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted conversion rate and conversion price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the record holders of the Series D Convertible Preferred Stock.

          9.  Notices of Record Dates and Effective Dates.  In case at any time:
              -------------------------------------------
(a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock; or (b) the Corporation shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or (c) of any reorganization, share exchange or reclassification of the capital stock of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is party or of the sale, lease or exchange of all or substantially all of the property of the Corporation; or
(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall cause to be mailed to the record holders of the Series D Convertible Preferred Stock at least 20 days prior to the applicable record date or effective date thereafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or (ii) the date on which such reclassification, reorganization, share exchange, consolidation, merger, sale, lease, exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, share exchange, consolidation, liquidation, merger, sale, lease, exchange, dissolution, liquidation or winding up.

          10.  Voting Rights.  Holders of Series D Convertible Preferred Stock
               -------------
shall be entitled to notice of any stockholders' meeting. Except as otherwise required by law, at any annual or special meeting of the Corporation's stockholders, or in connection with any written consent in lieu of any such meeting, each outstanding share of Series D

Convertible Preferred Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such share of Series D Convertible Preferred Stock is then convertible (calculated by rounding any fractional share down to the nearest whole number). Initially, each share of Series D Convertible Preferred Stock shall have one vote. Except as otherwise required by law, the Series D Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series A Convertible Preferred Stock and the Common Stock shall vote together on each matter submitted to the stockholders, and not by separate class or series.

          B. The recitals and resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30th day of August, 1995.

                              NOBEL EDUCATION DYNAMICS, INC.


                              By: ____________________________________
                                    John R. Frock, Executive Vice
                                         President


Attest:


____________________________
Yvonne DeAngelo, Secretary